Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS FOR Q3 2016, UP 5.2%; ASSET GROWTH TO RECORD SIZE OF $4.3 BB; REGULAR DIVIDEND DECLARED

Medford, MA, October 11, 2016—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $18,034,000 for the nine months ended September 30, 2016, or $3.24 per Class A share diluted, an increase of 5.8% compared to net income of $17,050,000, or $3.06 per Class A share diluted, for the same period a year ago. Total assets increased 8.9% from $3.9 billion at December 31, 2015 to $4.3 billion at September 30, 2016. For the quarter ended September 30, 2016, net income totaled a record $6,486,000 or $1.16 per Class A share diluted, an increase of 5.2% compared to net income of $6,166,000, or $1.11 per Class A share diluted, for the same period a year ago.

Net interest income totaled $55.3 million for the nine months ended September 30, 2016 compared to $52.7 million for the same period in 2015. The 4.9% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.20% on a fully taxable equivalent basis for the first nine months of 2015 to 2.15% for the same period in 2016. This was primarily the result of a decrease in rates on earning assets. The average balances of earning assets increased by 9.1% combined with a similar increase in average deposits. Also, interest expense increased 12.3% as a result of an increase in deposit balances.

The provision for loan losses increased by $975,000 from $200,000 for the nine months ended September 30, 2015 to $1,175,000 for the same period in 2016, primarily as a result of an increase in loan balances. The Company’s effective tax rate decreased from 3.6% in 2015 to 0.2% in 2016 primarily as a result of an increase in tax-exempt income.

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At September 30, 2016, total equity was $233.8 million compared to $214.5 million at December 31, 2015. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased primarily as a result of a decrease in unrealized losses on securities transferred from available-for-sale to held-to-maturity and amortization of the pension liability. This was offset, somewhat, by an increase in unrealized losses on securities available-for-sale.

The Company’s leverage ratio stood at 6.46% at September 30, 2016, compared to 6.79% at December 31, 2015. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of September 30, 2016 was $41.99 per share compared to $38.53 at December 31, 2015.

The Company’s allowance for loan losses was $24.2 million or 1.31% of loans outstanding at September 30, 2016, compared to $23.1 million or 1.33% of loans outstanding at December 31, 2015 and $22.3 million or 1.36% of loans outstanding at September 30, 2015. The change in the ratio of the allowance for loan losses to loans outstanding, when compared to September 30, 2015, was primarily due to changes in portfolio composition. Non-performing assets totaled $1.0 million at September 30, 2016, compared to $2.3 million at December 31, 2015 and $1.8 million at September 30, 2015.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable November 15, 2016 to stockholders of record on November 1, 2016.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	September 30,	December 31,
	2016	2015
Assets
Cash and Due From Banks	$58,975	$52,877
Federal Funds Sold and Interest-bearing Deposits In Other Banks	159,900	167,847
Short-term Investments	3,241	3,233
Securities Available-for-Sale (AFS)	526,122	404,623
Securities Held-to-Maturity	1,565,191	1,438,903
Federal Home Loan Bank of Boston stock, at cost	21,158	28,807
Loans:
Commercial & Industrial	549,290	452,235
Municipal	145,063	85,685
Construction & Land Development	19,522	27,421
Commercial Real Estate	692,778	721,506
Residential Real Estate	222,881	255,346
Consumer and Other	11,474	11,323
Home Equity	200,085	178,020

Total Loans	1,841,093	1,731,536
Less: Allowance for Loan Losses	24,208	23,075

Net Loans	1,816,885	1,708,461
Bank Premises and Equipment, net	23,334	24,106
Accrued Interest Receivable	7,597	8,002
Goodwill	2,714	2,714
Other Assets	113,206	107,868

Total Assets	$4,298,323	$3,947,441

Liabilities
Demand Deposits	$645,317	$541,955
Interest Bearing Deposits:
Savings and NOW Deposits	1,293,995	1,070,585
Money Market Accounts	1,067,170	989,094
Time Deposits	454,631	473,426

Total Interest Bearing Deposits	2,815,796	2,533,105

Total Deposits	3,461,113	3,075,060
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	214,320	197,850
Other Borrowed Funds	293,000	368,000

Total Borrowed Funds	507,320	565,850
Other Liabilities	60,026	55,904
Subordinated Debentures	36,083	36,083

Total Liabilities	4,064,542	3,732,897
Total Stockholders’ Equity	233,781	214,544

Total Liabilities & Stockholders’ Equity	$4,298,323	$3,947,441

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Nine months ended September 30, 2016 and 2015

(in thousands)

	Quarter ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Interest Income:
Loans	$15,045	$14,051	$43,380	$38,597
Securities Held-to-Maturity	8,238	8,834	24,178	26,373
Securities Available-for-Sale	1,439	830	3,546	2,299
Federal Funds Sold and Interest-bearing Deposits In Other Banks	283	35	906	328

Total Interest Income	25,005	23,750	72,010	67,597
Interest Expense:
Savings and NOW Deposits	1,083	729	2,859	2,049
Money Market Accounts	909	760	2,485	2,276
Time Deposits	1,464	1,231	4,216	3,594
Securities Sold Under Agreements to Repurchase	122	129	363	371
Other Borrowed Funds and Subordinated Debentures	2,213	2,285	6,767	6,570

Total Interest Expense	5,791	5,134	16,690	14,860

Net Interest Income	19,214	18,616	55,320	52,737
Provision For Loan Losses	375	—	1,175	200

Net Interest Income After
Provision for Loan Losses	18,839	18,616	54,145	52,537
Other Operating Income
Service Charges on Deposit Accounts	1,983	1,941	5,882	5,788
Lockbox Fees	759	782	2,431	2,458
Net Gain on Sales of Loans	533	225	1,331	742
Other Income	950	882	2,878	2,557

Total Other Operating Income	4,225	3,830	12,522	11,545
Operating Expenses
Salaries and Employee Benefits	10,544	10,087	30,360	28,701
Occupancy	1,509	1,499	4,639	4,621
Equipment	772	697	2,087	1,949
FDIC Assessment	343	554	1,503	1,602
Other	3,462	3,263	10,012	9,531

Total Operating Expenses	16,630	16,100	48,601	46,404

Income Before Income Taxes	6,434	6,346	18,066	17,678
Income Tax (Benefit) Expense	(52)	180	32	628

Net Income	$6,486	$6,166	$18,034	$17,050

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	September 30,	September 30,
	2016	2015
Assets
Cash and Due From Banks	$69,792	$67,363
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	233,531	163,144
Securities Available-For-Sale (AFS)	486,120	462,104
Securities Held-to-Maturity (HTM)	1,504,728	1,640,388
Total Loans	1,819,727	1,441,589
Less: Allowance for Loan Losses	23,714	22,432

Net Loans	1,796,013	1,419,157
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(9,873)	(15,107)
Bank Premises and Equipment	23,752	24,332
Accrued Interest Receivable	8,322	7,462
Goodwill	2,714	2,714
Other Assets	112,864	102,373

Total Assets	$4,227,963	$3,873,930

Liabilities
Demand Deposits	$590,669	$507,855
Interest Bearing Deposits:
Savings and NOW Deposits	1,296,861	1,134,195
Money Market Accounts	1,011,283	959,191
Time Deposits	450,800	395,915

Total Interest Bearing Deposits	2,758,944	2,489,301

Total Deposits	3,349,613	2,997,156
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	229,668	254,521
Other Borrowed Funds	331,555	334,069

Total Borrowed Funds	561,223	588,590
Other Liabilities	57,150	50,908
Subordinated Debentures	36,083	36,083

Total Liabilities	4,004,069	3,672,737
Total Stockholders’ Equity	223,894	201,193

Total Liabilities & Stockholders’ Equity	$4,227,963	$3,873,930

Total Average Earning Assets - QTD	$4,225,093	$3,745,957

Total Average Earning Assets - YTD	$4,044,106	$3,707,225

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	September 30,	September 30,
	2016	2015
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.16	$1.11
Earnings per average Class A share, diluted, year-to-date	$3.24	$3.06
Return on average assets, year-to-date	0.57%	0.59%
Return on average stockholders’ equity, year-to-date	10.76%	11.33%
Net interest margin (taxable equivalent), quarter	2.12%	2.28%
Net interest margin (taxable equivalent), year-to-date	2.15%	2.20%
Efficiency ratio, year-to-date - Non-GAAP (1)	62.7%	64.0%
Book value per share	$41.99	$37.92
Tangible book value per share - Non-GAAP (1)	$41.50	$37.43
Capital / assets	5.44%	5.47%
Tangible capital / tangible assets - Non-GAAP (1)	5.38%	5.41%
Common Share Data:
Average Class A shares outstanding, diluted, quarter & year-to-date	5,567,909	5,567,909
Shares outstanding Class A	3,600,729	3,600,729
Shares outstanding Class B	1,967,180	1,967,180

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.31%	1.36%
Nonaccrual loans	$958	$1,760
Nonperforming assets	$958	$1,760
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$4,104	$2,994
Net (recoveries)charge-offs, year-to-date	$(47)	$188
Leverage ratio	6.46%*	6.71%*
Common equity tier 1 risk weighted capital ratio	10.74%*	10.18%*
Tier 1 risk weighted capital ratio	12.24%*	11.74%*
Total risk weighted capital ratio	13.28%*	12.74%*
Total risk weighted assets	$2,328,304 *	$2,240,879 *

* computed utilizing recently implemented Basel III regulatory capital framework.

(1) Non-GAAP Financial Measures are reconciled in the following tables:
Calculation of Efficiency ratio:
Total operating expenses(numerator)	$48,601	$46,404

Net interest income	$55,320	$52,737
Total other operating income	12,522	11,545
Tax equivalent adjustment	9,725	8,243

Total income(denominator)	$77,567	$72,525

Efficiency ratio, year - Non-GAAP	62.7%	64.0%

Calculation of tangible book value per share:
Total stockholders’ equity	$233,781	$211,132
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$231,067	$208,418

Total shares outstanding at period end(denominator)	5,567,909	5,567,909
Tangible book value per share - Non-GAAP	$41.50	$37.43

Book value per share - GAAP	$41.99	$37.92

Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$233,781	$211,132
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$231,067	$208,418

Total assets	$4,298,323	$3,856,407
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$4,295,609	$3,853,693

Tangible capital / tangible assets - Non-GAAP	5.38%	5.41%

Capital / assets - GAAP	5.44%	5.47%